UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 7, 2021

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1). On May 7, 2021, Martin J Teitelbaum, a member of the Board of Directors (the "Board") of CVD Equipment Corporation (the "Company"), notified the Board that he was resigning his position as a Director, effective immediately. A copy of Mr. Teitelbaum‘s letter of resignation is annexed to this Report on Form 8-K as Exhibit 17.1 (the "Letter of Resignation") and the description of the Letter of Resignation is qualified in it’s entirety by reference to the full text of the Letter of Resignation. At the time of his resignation, Mr. Teitelbaum was not a member of any committee of the Board.

As previously disclosed on the Company's Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2021, the Board voted to terminate the employment of Mr. Teitelbaum as the Company's general counsel on January 22, 2021. In addition, at the same meeting, the Board voted to terminate the employment of Leonard Rosenbaum, the Company's former Chairman and Chief Executive Officer. Mr. Teitelbaum remained on the Board, along with Mr. Rosenbaum, up until Mr. Teitlebaum’s May 7, 2021 resignation. Mr. Rosenbaum continues to serve on the Board of Directors at this time.

Mr. Teitelbaum’s Letter of Resignation cites disagreements with the Company relating to the Company’s operations, policies and practices. Specifically, Mr. Teitelbaum incorrectly states in his resignation letter that the Company's Chief Financial Officer previously provided all members of the Board with weekly key performance indicator reports ("KPI Reports"), and that the KPI Reports were not provided to him after his termination as General Counsel January 22, 2021. The correct fact is that the KPI Reports historically and regularly were provided to Mr. Rosenbaum as Chief Executive Officer, Mr. Teitelbaum as General Counsel and Lawrence Waldman, the Audit Committee chair and Lead Independent Director (and current Chairman of the Board) and Mr. Lakios, who at the time was the Vice President of Sales and Marketing. It was not the practice of Management or the Board to circulate the KPI Reports to all Board members. While the Cash Flow Reports were circulated for a period of time to the full Board, this temporary practice related to Board concerns with the Company's cash position leading up to the execution of a contract to sell one of the Company’s facilities in Central Islip. Subsequent to the change in management, the weekly cash flow reports were provided only to the Company’s Chief Executive Officer and Chairman of the Board (Mr. Waldman), and not to the other members of the Board with the exception of the week following the change in management, where such report was provided to the members of the Audit Committee and the Chief Executive Officer. When Mr. Teitelbaum requested KPI Reports and cash flow reports for specific weeks, the materials were promptly provided to him. Mr. Teitelbaum did not request that Management provide additional financial information before or after that time.

The Board of Directors held four Board meetings during the approximately fifteen weeks following termination of Mr. Teitelbaum’s employment (including a regularly scheduled meeting the first business day following Mr. Teitelbaum’s May 7, 2021 resignation and which Mr. Teitelbaum received notice of and had indicated he would attend). A comprehensive Board package addressing agenda issues, together with relevant business presentation and financial analyses, were circulated to all Board members suitably in advance of each Board meeting. Board members were regularly afforded the opportunity to provide additional questions or information requests to Management prior to those Board meetings. Mr. Teitelbaum’s letter of resignation references the single instance Mr. Teitelbaum used this process to request additional information from Management.

The Company in short categorically denies Mr. Teitelbaum’s claims, including his assertion that Management has deprived him of access to Board and committee minutes, his notes, or any other information relevant to his responsibilities during his employment with the Company. The Company has followed all of its policies and procedures with respect to the return of Company property by terminated employees. Following the termination of his employment, the Board had sought Mr. Teitelbaum’s assistance regarding several matters in which he was previously involved as General Counsel. At the March 5, 2021 Board meeting, Mr. Teitelbaum stated that he required access to his former Company laptop computer and files in order to assist the Company with its request. Following the Board meeting, an emailed request was sent to Mr. Teitelbaum to participate in a virtual meeting with outside counsel and key management employees, to identify and allow coordinated access to relevant information, including all proprietary files on the Company's server and on the Company laptop Mr. Teitelbaum had used during his employment. No response was received from Mr. Teitelbaum to this request nor did he respond to Management's follow-up emails, and no further communication was had regarding that issue. To Management's knowledge, no specific requests to review Board meeting minutes for meetings prior to the termination of his employment were received from Mr. Teitelbaum.

A copy of the disclosures contained in this Report on Form 8-K have been provided to Mr. Teiltelbaum. The Company will provide Mr. Teitelbaum the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Teitelbaum agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respect he does not agree. The Company will promptly file any letter provided by Mr. Teitelbaum in relation thereto by amendment to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Resignation letter of Martin J. Teitelbaum dated May 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 13, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Chief Financial Officer and Secretary